                                  EXHIBIT 11.1

                               THE ASK GROUP, INC.
                        COMPUTATION OF NET INCOME (LOSS)
                     PER COMMON AND COMMON EQUIVALENT SHARE
                    (In thousands, except per share amount)

                                        Three Months Ended        Six Months Ended
                                           December 31,             December 31,
                                         1993        1992         1993        1992
Primary
  Weighted average number of
      common shares outstanding        23,067      21,747       23,004      21,474

  Incremental common shares
      attributable to shares issuable
      under employee stock plans           *        1,504           *          *
                                      -------     -------      -------     -------
         Total shares                  23,067      23,251       23,004      21,474
                                      =======     =======      =======     =======
Net income (loss):

  Amount                             $(13,716)   $  3,626     $(20,450)   $ (3,951)
                                      =======     =======      =======     =======
  Per share                          $  (0.59)   $   0.16     $  (0.89)   $  (0.18)
                                      =======     =======      =======     =======

Fully Diluted
  Weighted average number of
      common shares oustanding         23,067      21,747       23,004      21,474

  Incremental common shares
      attributable to shares issuable
      under employee stock plans           *        1,773           *          *
                                      -------     -------      -------     -------
        Total shares                   23,067      23,520       23,004      21,474
                                      =======     =======      =======     =======
Net income (loss):
  Amount                             $(13,716)   $  3,626     $(20,450)   $ (3,951)
                                      =======     =======      =======     =======
  Per share                          $  (0.59)   $ 0.15**     $  (0.89)   $  (0.18)
                                      =======     =======      =======     =======

* Common equivalent shares relating to shares issuable under employee stock plans are not included due to their antidilutive effect on the loss per share.
**Before rounding to whole cents, dilution is less than 3%.